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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2008

PARADIGM OIL & GAS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	333-103780	33-1037546
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Walmer Rd Suite 6, Toronto, On M5R 2W7, Canada
(Address of principal executive offices)

Registrant’s telephone number, including area code: (416) 928-3095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 17, 2008, our Board of Directors approved the termination of STS Partners LLP (“STS”), as our independent registered public accounting firm.

Concurrent with this action, our Board of Directors appointed Turner, Stone & Company, LLP, (“TSC”), as our new independent certified public accounting firm. TSC is located at 12700 Park Central Drive Suite 1400, Dallas, Texas 75251.

Our financial statements for the years ended December 31, 2007 were audited by STS. STS’s reports on our financial statements for the most recent fiscal year, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained a qualification opinion as to the Company’s ability to continue as a going concern. Such opinions stated that, the Company has suffered recurring losses and net cash outflows from operations since inception.

During the years ended December 31, 2007 and through June 17, 2008, there were no disagreements with STS on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of STS, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company has provided STS with a copy of this Form 8-K prior to its filing with the SEC and requested them to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of STS’s letter to the SEC, dated June 23, 2008.

During the period the Company engaged STS, neither the Company nor anyone on the Company's behalf consulted with TSC regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Company has authorized STS to respond fully to all inquiries of TSC

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
16.1	Letter from STS Partners LLP dated June 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM OIL & GAS, INC.

Date: June 24, 2008
	By:	/s/ Marc Juliar
Name: Marc Juliar
Title: President and Director